SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

ViaSat, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On January 31, 2005, ViaSat, Inc. entered into a three-year, $60 million revolving credit facility (the “New Facility”) in the form of a Second Amended and Restated Revolving Loan Agreement with Union Bank of California, N.A., as administrative agent, Comerica Bank, as collateral agent, and other lenders party thereto. The New Facility amends and restates ViaSat’s existing $30 million revolving credit facility that was scheduled to expire on February 28, 2005 (the “Prior Facility”).

     Borrowings under the New Facility are permitted up to a maximum amount of $60 million, including up to $15 million of letters of credit, and bear interest, at ViaSat’s option, at either the lender’s prime rate or at LIBOR (London Interbank Offered Rate) plus, in each case, an applicable margin based on the ratio of ViaSat’s total funded debt to EBITDA (income from operations plus depreciation and amortization). As with the Prior Facility, the New Facility is collateralized by substantially all of ViaSat’s personal property assets.

     The New Facility contains financial covenants that set a minimum EBITDA limit for the twelve-month period ending on the last day of any fiscal quarter at $30 million, a minimum tangible net worth as of the last day of any fiscal quarter at $135 million, and a minimum quick ratio (sum of cash and cash equivalents, accounts receivable and marketable securities, divided by current liabilities) as of the last day of any fiscal quarter at 1.50 to 1.00. The New Facility also contains customary affirmative covenants, including payment of taxes, maintenance of properties and insurance, and compliance with laws and agreements, and negative covenants, including restrictions on incurring indebtedness, creating liens, disposing of property, capital expenditures, dividends, mergers, acquisitions and other investments. If ViaSat does not comply with the various covenants and other requirements under the New Facility, the lenders may, subject to customary cure rights, require the immediate repayment of all outstanding amounts under the New Facility.

     The foregoing description of the New Facility does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Revolving Loan Agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1	Second Amended and Restated Revolving Loan Agreement dated January 31, 2005 among ViaSat, Inc., Union Bank of California, N.A. and Comerica Bank.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005	VIASAT, INC.

	By:	/s/ Ronald G. Wangerin

	Name:	Ronald G. Wangerin
	Title:	Vice President and Chief Financial Officer